EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2006 Results

Conference Call Today at 11 AM EST

NORCROSS, Ga., Nov. 14, 2006 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS), www.intelsys.com, announced today the financial results for its third quarter and year-to-date periods ended September 30, 2006. Net income for the three month period ended September 30, 2006 was $7.0 million compared to a net loss of $(1.2) million in the comparable period in 2005. For the third quarter of 2006, earnings were $1.57 per basic share ($1.52 per diluted share) compared with a loss of $(0.26) per basic and diluted share in the third quarter of 2005.

For the year-to-date period ended September 30, 2006, the Company reported net income of $5.8 million compared to a net loss of $(682,000) in the nine-month period ended September 30, 2005.

The current year results were bolstered by two previously disclosed transactions that were effective during the quarter ended September 30, 2006. On July 31, 2006, the Company sold the business of its QS Technologies' subsidiary which resulted in a net gain on the sale of $4.9 million. A second transaction, the sale of the Company's interest in privately held Horizon Software International, Inc. in August 2006 resulted in an investment gain of $2.6 million.

J. Leland Strange, president and chief executive officer of Intelligent Systems, said, "Our results for the quarter demonstrate the value we are building in our businesses over time. In addition to the positive earnings impact of the QS and Horizon sales, the transactions strengthened our financial condition with aggregate transaction proceeds of $4.8 million cash and notes and interest receivable of $4.3 million, and resulted in an increase in our shareholders' equity to $7.8 million at September 30, 2006. Our current subsidiaries also demonstrated improved results of operations and year-to-year growth in revenue."

As a result of the sale of the QS Technologies' business and in conformity with applicable accounting standards, the Company classified the QS business as Discontinued Operations and the financial results for prior periods have been reclassified to conform to this presentation for all periods presented. The financial results reported for the Company's Continuing Operations for the three and nine-month periods ended September 30, 2006 and 2005 include the consolidated results of its remaining three subsidiaries: VISaer, Inc., CoreCard Software, Inc. and ChemFree Corporation.

Revenue from continuing operations was $3.5 million and $11.9 million, respectively, in the three and nine month periods ended September 30, 2006, an increase of 31 percent and 30 percent respectively compared to the same periods in 2005. The growth in revenue in the three month period ended September 30, 2006 is due primarily to an increase in the volume of domestic shipments at the ChemFree subsidiary. In the nine-month period ended September 30, 2006, in addition to increased sales volume at the ChemFree subsidiary, the Company's revenue reflects the contribution of $1.8 million in professional services revenue at the VISaer subsidiary related to a single multi-year software contract that had been deferred in prior periods. The Company's loss from operations declined by 36 percent and 27 percent, respectively, in the three and nine-month periods of 2006 as compared to the same periods in 2005.

As previously disclosed, the Company submitted a plan, which was accepted by AMEX on July 27, 2006, outlining its plan to achieve compliance with the continued listing standards of the American Stock Exchange (AMEX) within an 18 month period. As of September 30, 2006, the Company believes its shareholders' equity meets the continued listing standard. AMEX regulations require two consecutive quarters of compliance with the applicable standards before a determination will be made by AMEX as to whether the Company has regained compliance with continued listing standards.

The Company will hold a conference call today at 11 AM EST. Investors may join the conference call by telephoning (877) 226-7144 at least 5 minutes before the scheduled time. An audio transcript of the conference call will be available on the Company's website at www.intelsys.com by end of the day today and will be available for 12 months.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), CoreCard Software, Inc. (www.corecard.com), (both software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the aviation industry, the price of certain plastics components and the company's other worldwide market opportunities, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited; in thousands, except share and per share amounts)

                     Three Months Ended 9/30,   Nine Months Ended 9/30,
 ---------------------------------------------------------------------
                         2006         2005         2006         2005
 ---------------------------------------------------------------------
 Revenue
  Products            $   2,464    $   1,541    $   6,656    $   5,856
  Services                  996        1,093        5,233        3,276
 ---------------------------------------------------------------------
   Total revenue          3,460        2,634       11,889        9,132
   Total cost of sales    1,605        1,336        5,798        4,418

 Expenses
  Marketing                 545          397        1,577        1,375
  General &
   administrative           868          827        2,833        2,360
  Research &
   development            1,390        1,562        4,279        4,539
 ---------------------------------------------------------------------
 Loss from operations      (948)      (1,488)      (2,598)      (3,560)
 ---------------------------------------------------------------------
  Interest income
   (expense), net            (7)           1          (68)          20
  Investment income
   (loss), net            2,638(a)       (48)       2,645(a)     1,908
  Equity in earnings of
   affiliate companies      188          358          351          393
  Other income (loss),
   net                      (45)         (21)          (8)          (1)
 ---------------------------------------------------------------------
 Income (loss) from
  continuing operations
  before tax              1,826       (1,198)         322       (1,240)
 ---------------------------------------------------------------------
 Income tax                  --            1           --            4
 ---------------------------------------------------------------------
 Income (loss) from
  continuing operations   1,826       (1,199)         322       (1,244)
 =====================================================================
 Income from dis-
  continued operations      317           41          600          562
 Gain on sale of dis-
  continued operations    4,873(b)        --        4,873(b)        --
 =====================================================================
 Net income (loss)    $   7,016    $  (1,158)   $   5,795    $    (682)
 =====================================================================
 Income (loss) per
  share - continuing
  operations:
    Basic             $    0.41    $   (0.27)   $    0.07    $   (0.28)
    Diluted           $    0.40    $   (0.27)   $    0.07    $   (0.28)
 =====================================================================
 Income per share
  - discontinued
  operations:
    Basic             $    1.16    $    0.01    $    1.22    $    0.13
    Diluted           $    1.12    $    0.01    $    1.18    $    0.13
 =====================================================================
 Income (loss)
 per share:
   Basic              $    1.57    $   (0.26)   $    1.29    $   (0.15)
   Diluted            $    1.52    $   (0.26)   $    1.25    $   (0.15)
 =====================================================================
 Basic weighted
  average shares
  outstanding         4,478,971    4,478,971    4,478,971    4,478,971
 Diluted weighted
  average shares
  outstanding         4,615,619    4,478,971    4,620,552    4,478,971
 =====================================================================
 (a) Includes gain of $2.6 million on sale of Horizon Software interest.
 (b) Gain of $4.9 million on sale of QS Technologies business.

                     CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                     September 30,    December 31,
                                         2006             2005
 ----------------------------------------------------------------
 ASSETS                               (unaudited)
 ----------------------------------------------------------------
 Current assets:
  Cash                                  $ 2,994           $   378
  Accounts receivable, net                2,413             1,827
  Notes and interest receivable,
   current portion                        3,316                --
  Inventories                               838               770
  Other current assets                      625               355
 ----------------------------------------------------------------
   Total current assets                  10,186             3,330
 ----------------------------------------------------------------
 Long-term investments                    1,299             4,571
 Notes receivable, net of
  current portion                           957                --
 Property and equipment, at cost
  less accumulated depreciation           1,136               940
 Goodwill, net                            2,047             2,047
 Other intangibles, net                     402               532
 Other assets, net                           28                17
 ----------------------------------------------------------------
 Total assets                           $16,055           $11,437
 ================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ----------------------------------------------------------------
 Current liabilities:
  Short-term borrowings                 $    --           $   100
  Accounts payable                        1,244               847
  Deferred revenue                        2,780             4,779
  Accrued payroll                           827             1,092
  Accrued expenses and other
   current liabilities                    1,476               849
 ----------------------------------------------------------------
    Total current liabilities             6,327             7,667
 ----------------------------------------------------------------
 Other long-term liabilities                428               248
 Minority interest                        1,516             1,516
 ----------------------------------------------------------------
 Total stockholders' equity               7,784             2,006
 ----------------------------------------------------------------
 Total liabilities and
  stockholders' equity                  $16,055           $11,437
 ================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770/564-5504
          bherron@intelsys.com